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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS




         We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 500,000 shares of Common Stock pertaining to the Stock Option Plan of 1993 of Summit Medical Systems, Inc. of our report dated April 3, 1997, with respect to the consolidated financial statements and schedule of Summit Medical Systems, Inc. for the two years ended December 31, 1996, included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP

Minneapolis, Minnesota
September 10, 1998